AMENDMENT NO. 8
to the
COMBINED INVESTMENT ADVISORY AGREEMENT

	Amendment, as of April 17, 2006, to the Combined Investment Advisory Agreement dated June 13, 2003 (the Agreement) among Munder Series Trust
(MST), on behalf of each of its series, and Munder Series Trust II (MST II) (f/k/a The Munder Framlington Funds Trust), on behalf of each of its series, and
Munder Capital Management (Advisor), a Delaware partnership.

	WHEREAS, the name of the Munder Institutional Money Market Fund was changed to Institutional Money Market Fund effective September 26, 2005;

	WHEREAS, the Munder Michigan Tax-Free Bond Fund was liquidated effective March 17, 2006;

	WHEREAS, the name of the Munder Power Plus Fund was changed to Munder Energy Fund effective April 16, 2006; and

	WHEREAS, the parties each desire to amend the Agreement to reflect such events.

	NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST and MST II agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A dated as of April 17, 2006.

2.	Schedules B1 and B2 to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B1 and B2 dated as of April 17, 2006.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST
MUNDER SERIES TRUST II	MUNDER CAPITAL MANAGEMENT

By:  					By:
	Stephen J. Shenkenberg		Peter K. Hoglund
	Vice President and Secretary		Chief Administrative Officer




SCHEDULE A
April 17, 2006



Munder Series Trust
	Institutional Money Market Fund
	Liquidity Money Market Fund
	Munder Balanced Fund
	Munder Bond Fund
	Munder Cash Investment Fund
	Munder Energy Fund
	Munder Intermediate Bond Fund
	Munder International Bond Fund
	Munder International Equity Fund
	Munder Internet Fund
	Munder Large-Cap Core Growth Fund
	Munder Large-Cap Value Fund
	Munder Micro-Cap Equity Fund
	Munder Mid-Cap Core Growth Fund
	Munder Real Estate Equity Investment Fund
	Munder Small-Cap Value Fund
	Munder Small-Mid Cap Fund
	Munder Tax-Free Money Market Fund
	Munder Tax-Free Short & Intermediate Bond Fund
	Munder Technology Fund

Munder Series Trust II
	Munder Healthcare Fund

SCHEDULE B1
As of April 17, 2006


Annual Fees
(as a Percentage of Average
Daily Net Assets)
Munder Energy Fund
0.75%
Munder Healthcare Fund
1.00% of average daily net assets
up to $250 million; plus 0.75%
of average daily net assets of
$250million or more
Munder Internet Fund
1.00% of the first $1 billion of
average daily net assets; and
0.90% of average daily net assets
in excess of $1 billion
Munder Micro-Cap Equity Fund
1.00%
Munder Technology Fund
1.00% of the first $300,000,000
of average daily net assets; 0.90%
of average daily net assets from
$300,000,001 to $1 billion; and
0.80% of average daily net assets
in excess of $1 billion

SCHEDULE B2
As of April 17, 2006


Annual Fees
(as a Percentage of Average
Daily Net Assets)
Institutional Money Market Fund
0.20%
Liquidity Money Market Fund
0.35%
Munder Balanced Fund
0.65%
Munder Bond Fund
0.50% of the first $1 billion
of average daily net assets;
and 0.45% of average daily
net assets in excess of $1
billion
Munder Cash Investment Fund
0.35%
Munder Intermediate Bond Fund
0.50% of the first $1 billion
of average daily net assets;
and 0.45% of average
daily net assets in excess of
$1 billion
Munder International Bond Fund
0.50%
Munder International Equity Fund
0.75%
Munder Large-Cap Core Growth Fund
0.75% of the first $1 billion
of average daily net assets;
0.725% of average daily
net assets from $1 billion
to $2 billion; and 0.70%
of average daily net assets
in excess of $2 billion
Munder Large-Cap Value Fund
0.75% of the first $100
million of average daily
net assets; and 0.70% of
average daily net assets
in excess of $100 million
Munder Mid-Cap Core Growth Fund
0.75%
Munder Real Estate Equity Investment Fund
0.74%
Munder Small-Cap Value Fund
0.75%
Munder Small-Mid Cap Fund
0.75%
Munder Tax-Free Money Market Fund
0.35%
Munder Tax-Free Short & Intermediate Bond Fund
0.50% of the first $200
million of average daily
net assets; and 0.40% of
average daily net assets
in excess of $200 millionITEM 77.Q.1.(e)